 Exhibit 99.1

Kush Bottles Reports Second Fiscal Quarter 2018 Results

Revenues Increased 249% Year-over-Year to approximately $10.36 million

SANTA ANA, Calif. – April 11, 2018 – Kush Bottles, Inc. (OTCQB: KSHB), a leading provider of packaging, supplies, vaporizers, accessories and branding solutions for the regulated cannabis industry, today reported financial results for its second quarter of 2018, for the period ended February 28, 2018.

Fiscal Second Quarter Financial Summary

•	Revenue was up 249% Year-over-Year to $10.36 million.

•	Gross margins were 28.1%, compared with 35.6% in the prior year period, which is attributed to increased business in the lower margin vaporizer and cartridge product segment(s).

•	Net loss, including $1.0 million in non-cash stock compensation, $206,000 in depreciation and amortization expense and $2.6 million in SG&A, was approximately $920,000 compared to net income of $3,619 in the fiscal second quarter of 2017.

•	Cash balance was $7.1 million as of February 28, 2018 compared to $0.9 million at August 31, 2017. This increase was primarily a result of a $6 million equity investment by the Company’s new strategic partner, Merida Capital Partners.

•	Working capital was $15.3 million as of February 28, 2018 compared to $3.4 million at August 31, 2017.

Fiscal Second Quarter Operational Summary

•	Hired a Regional Sales Director, Kyle Heverly, to expand Kush Bottles’ physical presence in the rapidly growing East Coast legal cannabis market.

•	Appointed Donald H. Hunter, former Senior Executive of Harbor Global Company Limited and The Pioneer Group, Inc., to Board of Directors

•	Jim McCormick appointed Chief Operating Officer, in addition to continuing to serve in his current capacity as Chief Financial Officer

Nick Kovacevich, Chairman and CEO of Kush Bottles, commented, “We have made significant headway expanding our offering to encompass a comprehensive portfolio of solutions that power the cannabis industry and position Kush Bottles as a critical link in the cannabis supply chain. This expansive product portfolio, which included packaging, vaporizers, compliance and branding solutions, drove strong revenue growth of 249% to reach approximately $10 million in the second fiscal quarter of 2018 compared with approximately $3 million in Q2 of fiscal 2017. By staying on top of industry trends and developments and proactively building a dynamic and flexible business, we have increased the number of customers, average order size, and order volume in all our markets. This strategy has also broadened our client base and provided improved revenue stability to the Company.

“We are therefore entering the second half of fiscal 2018 in a strong position to grow revenues and gain market share, using a combination of organic growth and M&A activity. In January, adult use cannabis sales commenced in California, which we expect to drive a gradual revenue ramp throughout the remainder of the year. Furthermore, we have already made inroads building our East Coast distribution platform, which represents a new market for us and significantly expands our potential addressable market. Our recently announced proposed acquisition of Summit Innovations, a leading supplier of hydrocarbon gases to cannabis extractors, will further enable us to enter another critical stage of the cannabis supply chain and advance our strategy to build Kush Bottles into a diversified provider of critical support services to the cannabis industry.”

Conference Call

The company will also host a conference call today, Wednesday, April 11, 2018 at 4:30 PM Eastern Time.

Participant Dial-In Numbers:

Toll-Free: 1-888-394-8218

Toll / International: 1-323-701-0225

*Participants should request the Kush Bottles Earnings Call or provide confirmation code 8956868

Investors are also invited to listen via webcast on the Kush Bottles investor section of the Company website at http://ir.kushbottles.com. Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the call will be available on the Kush Bottles investor website approximately two hours after the conference call has ended.

Nick Kovacevich, Chief Executive Officer of Kush Bottles, and Jim McCormick, Chief Financial Officer and Chief Operating Officer, will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call please send an email to ir@kushbottles.com with ‘KUSH Question’ in the subject line. Mr. Kovacevich and Mr. McCormick will answer as many questions as time will allow.

To be added to the distribution list, please email ir@kushbottles.com with ‘Kush’ in the subject line.

About Kush Bottles

Kush Bottles, Inc. (OTCQB: KSHB) is a dynamic sales platform that provides unique products and services for both businesses and consumers in the cannabis industry. Founded in 2010 as a packaging and supplies company for dispensaries and growers, Kush Bottles has sold more than 1 billion units and now regularly services more than 5,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. The Company has facilities in the three largest U.S. cannabis markets and a local sales presence in every major U.S. cannabis market.

Kush Bottles aims to be the gold standard for responsible and compliant products and services in the cannabis industry. Kush Bottles has no direct involvement with the cannabis plant or any products that contain THC.

The Company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc.

For more information, visit www.kushbottles.com or call (888)-920-5874.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company’s current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company’s management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company’s website, at: www.kushbottles.com.

Investor Contact:

Phil Carlson / Elizabeth Barker

KCSA Strategic Communications

212-896-1233 / 212-896-1203

ir@kushbottles.com

PR Contact:

Anne Donohoe

KCSA Strategic Communications

212-896-1265

adonohoe@kcsa.com

***Tables Follow***

KUSH BOTTLES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended February 28,
	2018	2017
REVENUE	$10,361,376	$2,970,332
COST OF GOODS SOLD	7,450,732	1,913,270
GROSS PROFIT	2,910,644	1,057,062
OPERATING EXPENSES
Depreciation	205,757	10,174
Stock compensation expense	1,026,928	147,564
Selling, general and administrative	2,557,929	894,870
Total Operating Expenses	3,790,614	1,052,608
INCOME (LOSS) FROM OPERATIONS	(879,970)	4,454
OTHER INCOME (EXPENSES)
Other expense	—	—
Interest expense	(33,407)	(835)
Total Other Income (Expenses)	(33,407)	(835)
INCOME (LOSS) BEFORE INCOME TAXES	(913,377)	3,619
PROVISION FOR INCOME TAXES	11,763	—
NET INCOME (LOSS)	$(920,314)	$3,619
BASIC INCOME (LOSS) PER SHARE	$(0.01)	$0.00
DILUTED INCOME (LOSS) PER SHARE	$(0.01)	$0.00
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	62,155,608	49,104,742
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	62,155,608	50,540,603

 KUSH BOTTLES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	February 28,	August 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash	$7,059,922	$916,984
Accounts receivable, net of allowance	3,896,196	1,695,303
Prepaid expenses and other current assets	4,204,253	1,625,689
Inventory	7,259,369	3,754,171
Total Current Assets	22,419,740	7,992,147
Goodwill	34,247,344	34,247,344
Intangible assets, net	3,363,536	3,730,287
Deposits	191,423	50,235
Deferred tax asset	30,081	30,081
Property and equipment, net	1,077,160	931,763
TOTAL ASSETS	$61,329,284	$46,981,857
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$3,161,169	$1,039,889
Accrued expenses and other current liabilities	1,184,240	993,186
Contingent cash consideration	1,650,000	1,820,000
Notes payable – current portion	354,613	689,450
Line of credit – current portion	742,504	—
Total Current Liabilities	7,092,526	4,542,525
LONG-TERM DEBT
Deferred tax liability	1,151,536	1,424,173
Notes payable	27,447	34,513
TOTAL LIABILITIES	8,271,509	6,001,211
COMMITMENTS and CONTINGENCIES	—	—
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 265,000,000 shares authorized, 63,624,114 and 58,607,066 shares issued and outstanding, respectively	63,624	58,607
Additional paid-in capital	54,397,094	41,529,283
Stock Payables	30,000	—
Accumulated deficit	(1,432,943)	(607,244)
Total Stockholders' Equity	53,057,775	40,980,646
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$61,329,284	$46,981,857